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                                                                     Exhibit - 7

                                  (VSNL LOGO)

                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/10726
6 May 2004

Sir,

                          SUB: FINANCIAL RESTRUCTURING

This is in furtherance to our earlier letters no. HQ/CS/CL.24B/10591 dated 5 March 2004 and No.HQ/CS/CL.24B/10657 dated 2 April 2004 whereby we had informed you VSNL's intention to write off of the carrying values of Plant and Equipment against the Securities Premium Account of the Company to the extent of Rs.
956.41 crores and consent of shareholders obtained at the Extraordinary General Meeting held on 2 April 2004.

2. Please now note that the Hon'ble High Court of Judicature at Bombay has approved the financial restructuring of Videsh Sanchar Nigam Limited today involving write off of the carrying values of Plant and Equipment against the Securities Premium Account of the Company to the extent of Rs. 956.41 crores.

3. We request you to take above on record and oblige.

                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                  Rishabh Aditya
                                                         ASST. COMPANY SECRETARY
To:
1) Security Code 23624, The Stock Exchange, Mumbai. Fax No.(22) 22722061, 22721072/22722037
2)   The Secretary, Madras Stock Exchange Limited. Fax No.(44) 524 48 97.
3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, Fax No.(33)2202514/2283724.
4) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited. Fax Nos.: (22) 26598237/38.
5)   National Securities Depository Ltd. Fax Nos. : 2497 29 93.
6)   Mr. Vijay Bhojwani, The Bank of New York. Fax No.2204 49 42.
7)   Sharepro Services. Fax No. 2837 5646
8) Marc H. Iyeki, Director, New York Stock Exchange, Fax No: (212) 656-5071/72 /Madhu Kannan, Managing Director, New York Stock Exchange, Fax No: (212) 265-2016
9) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited. Fax : 2267 3199.
10)  Mr. Pavithra Kumar, for SEC filing requirements, Fax 1195